                                                                  EXHIBIT 23.4

                      [LETTERHEAD OF DELOITTE & TOUCHE LLP]





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Vornado Realty Trust on Form S-3 of our report dated March 11, 2002, appearing in the Annual Report on Form 10-K of Vornado Realty Trust for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP
Parsippany, New Jersey

December 26, 2002